Back to Form 8-K
Exhibit 10.3

CONTRACT WITH ELIGIBLE MEDICARE ADVANTAGE (MA) ORGANIZATION
PURSUANT TO SECTIONS 1851 THROUGH 1859 OF THE SOCIAL SECURITY ACT
FOR THE OPERATION OF A MEDICARE ADVANTAGE COORDINATED CARE PLAN(S)

CONTRACT (H1032)

Between

Centers for Medicare & Medicaid Services (hereinafter referred to as CMS)

and

WELLCARE OF FLORIDA, INC.
(hereinafter referred to as the MA Organization)

CMS and the MA Organization, an entity which has been determined to be an eligible Medicare Advantage Organization by the Administrator of the Centers for Medicare & Medicaid Services under 42 CFR §422.503, agree to the following for the purposes of §§ 1851 through 1859 of the Social Security Act (hereinafter referred to as the Act):

(NOTE: Citations indicated in brackets are placed in the text of this contract to note the regulatory authority for certain contract provisions. All references to Part 422 are to 42 CFR Part 422.)

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Article I
Term of Contract

The term of this contract shall be from the date of signature by CMS' authorized representative through December 31, 2015, after which this contract may be renewed for successive one-year periods in accordance with 42 CFR §422.505(c) and as discussed in Paragraph A of Article VII below. [422.505]

This contract governs the respective rights and obligations of the parties as of the effective date set forth above, and supersedes any prior agreements between the MA Organization and CMS as of such date. MA organizations offering Part D benefits also must execute an Addendum to the Medicare Managed Care Contract Pursuant to §§ 1860D-1 through 1860D-43 of the Social Security Act for the Operation of a Voluntary Medicare Prescription Drug Plan (hereafter the "Part D Addendum"). For MA Organizations offering MA-PD plans, the Part D Addendum governs the rights and obligations of the parties relating to the provision of Part D benefits, in accordance with its terms, as of its effective date.

Article II
Coordinated Care Plan

A. The MA Organization agrees to operate one or more coordinated care plans as defined in 42 CFR §422.4(a)(1)(iii)), including at least one MA-PD plan as required under 42 CFR 422.4(c), as described in its final Plan Benefit Package (PBP) bid submission (benefit and price bid) proposal as approved by CMS and as attested to in the Medicare Advantage Attestation of Benefit Plan and Price, and in compliance with the requirements of this contract and applicable Federal statutes, regulations, and policies (e.g., policies as described in the Call Letter, Medicare Managed Care Manual, etc.).

B. Except as provided in paragraph (C) of this Article, this contract is deemed to incorporate any changes that are required by statute to be implemented during the term of the contract and any regulations or policies implementing or interpreting such statutory provisions.

C. CMS will not implement, other than at the beginning of a calendar year, requirements under 42 CFR Part 422 that impose a new significant cost or burden on MA organizations or plans, unless a different effective date is required by statute. [422.521]

D. If the MA Organization had a contract with CMS for Contract Year 2014 under the contract ID number designated above, this document is considered a renewal of the existing contract. While the terms of this document supersede the terms of the 2014 contract, the parties' execution of this contract does not extinguish or interrupt any pending obligations or actions that may have arisen under the 2014 or prior year contracts.

E. This contract is in no way intended to supersede or modify 42 CFR, Part 422. Failure to reference a regulatory requirement in this contract does not affect the applicability of such requirements to the MA organization and CMS.

Article III
Functions To Be Performed By Medicare Advantage Organization

A. PROVISION OF BENEFITS

1. The MA Organization agrees to provide enrollees in each of its MA plans the basic benefits as required under 42 CFR §422.101 and, to the extent applicable, supplemental benefits under 42 CFR §422.102 and as established in the MA Organization's final benefit and price bid proposal as approved by CMS and listed in the MA Organization Plan Attestation of Benefit Plan and Price, which is attached to this contract. The MA Organization agrees to provide access to such benefits as required under subpart C in a manner consistent with professionally recognized standards of health care and according to the access standards stated in 42 CFR §422.112.

2. The MA Organization agrees to provide post-hospital extended care services, should an MA enrollee elect such coverage, through a home skilled nursing facility, as defined at 42 CFR §422.133(b), according to the

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requirements of § 1852(l) of the Act and 42 CFR §422.133. [422. 133; 422.504(a)(3)]

B. ENROLLMENT REQUIREMENTS

1. The MA Organization agrees to accept new enrollments, make enrollments effective, process voluntary disenrollments, and limit involuntary disenrollments, as provided in 42 CFR Part 422, Subpart B.

2. The MA Organization shall comply with the provisions of 42 CFR §422.110 concerning prohibitions against discrimination in beneficiary enrollment, other than in enrolling eligible beneficiaries in a CMA-approved special needs plan that exclusively enrolls special needs individuals as consistent with 42 CFR §§422.2, 422.4(a)(1)(iv) and 422.52. [422.504(a)(2)]

C. BENEFICIARY PROTECTIONS

1. The MA Organization agrees to comply with all requirements in 42 CFR O Part 422, Subpart M governing coverage determinations, grievances, and appeals. [422.504(a)(7)]

2. The MA Organization agrees to comply with the confidentiality and enrollee record accuracy requirements in
42 CFR §422.118.

3. Beneficiary Financial Protections. The MA Organization agrees to comply with the following requirements:

(a) Each MA Organization must adopt and maintain arrangements satisfactory to CMS to protect its enrollees from incurring liability for payment of any fees that are the legal obligation of the MA Organization. To meet this requirement the MA Organization must-

(i) Ensure that all contractual or other written arrangements with providers prohibit the Organization's providers from holding any beneficiary enrollee liable for payment of any fees that are the legal obligation of the MA Organization; and

(ii) Indemnify the beneficiary enrollee for payment of any fees that are the legal obligation of the MA Organization for services furnished by providers that do not contract, or that have not otherwise entered into an agreement with the MA Organization, to provide services to the organization's beneficiary enrollees. [422.504(g)(1)]

(b) The MA Organization must provide for continuation of enrollee health care benefits-

(i) For all enrollees, for the duration of the contract period for which CMS payments have been made; and

(ii) For enrollees who are hospitalized on the date its contract with CMS terminates, or, in the event of the MA Organization's insolvency, through the date of discharge. [422.504(g)(2)]

(c) In meeting the requirements of this paragraph, other than the provider contract requirements specified in subparagraph 3(a) of this paragraph, the MA Organization may use-

(i) Contractual arrangements;

(ii) Insurance acceptable to CMS;

(iii) Financial reserves acceptable to CMS; or

(iv) Any other arrangement acceptable to CMS. [422.504(g)(3)]

D. PROVIDER PROTECTIONS

1. The MA Organization agrees to comply with all applicable provider requirements in 42 CFR Part 422 Subpart E, including provider certification requirements, anti-discrimination requirements, provider participation and consultation requirements, the prohibition on interference with provider advice, limits on provider indemnification, rules governing payments to providers, and limits on physician incentive plans. [422.504(a)(6)]

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2. Prompt Payment.

(a) The MA Organization must pay 95 percent of "clean claims" within 30 days of receipt if they are claims for covered services that are not furnished under a written agreement between the organization and the provider.

(i) The MA Organization must pay interest on clean claims that are not paid within 30 days in accordance with §§ 1816(c)(2) and 1842(c)(2) of the Act.

(ii) All other claims from non-contracted providers must be paid or denied within 60 calendar days from the date of the request. [422.520(a)]

(b) Contracts or other written agreements between the MA Organization and its providers must contain a prompt payment provision, the terms of which are developed and agreed to by both the MA Organization and the relevant provider. [422.520(b)]

(c) If CMS determines, after giving notice and opportunity for hearing, that the MA Organization has failed to make payments in accordance with subparagraph (2)(a) of this paragraph, CMS may provide-

(i) For direct payment of the sums owed to providers; and

(ii) For appropriate reduction in the amounts that would otherwise be paid to the MA Organization, to reflect the amounts of the direct payments and the cost of making those payments. [422.520(c)]

E. QUALITY IMPROVEMENT PROGRAM

1. The MA Organization agrees to operate, for each plan that it offers, an ongoing quality improvement program as stated in accordance with § 1852(e) of the Social Security Act and 42 CFR §422.152.

2. Chronic Care Improvement Program

(a) Each MA organization must have a chronic care improvement program and must establish criteria for participation in the program. The CCIP must have a method for identifying enrollees with multiple or sufficiently severe chronic conditions who meet the criteria for participation in the program and a mechanism for monitoring enrollees' participation in the program.

(b) Plans have flexibility to choose the design of their program; however, in addition to meeting the requirements specified above, the CCIP selected must be relevant to the plan's MA population. MA organizations are required to submit annual reports on their CCIP program to CMS.

3. Performance Measurement and Reporting: The MA Organization shall measure performance under its MA plans using standard measures required by CMS, and report (at the organization level) its performance to CMS. The standard measures required by CMS during the term of this contract will be uniform data collection and reporting instruments, to include the Health Plan and Employer Data Information Set (HEDIS), Consumer Assessment of Health Plan Satisfaction (CAHPS) survey, and Health Outcomes Survey (HOS). These measures will address clinical areas, including effectiveness of care, enrollee perception of care and use of services; and non-clinical areas including access to and availability of services, appeals and grievances, and organizational characteristics. [422.152(b)(1), (e)]

4. Utilization Review:

(a) An MA Organization for an MA coordinated care plan must use written protocols for utilization review and policies and procedures must reflect current standards of medical practice in processing requests for initial or continued authorization of services and have in effect mechanisms to detect both underutilization and over utilization of services. [422.152(b)]

(b) For MA regional preferred provider organizations (RPPOs) and MA local preferred provider organizations (PPOs) that are offered by an organization that is not licensed or organized under State law as an HMOs, if the MA Organization uses written protocols for utilization review, those policies and procedures must reflect current standards of

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medical practice in processing requests for initial or continued authorization of services and include mechanisms to evaluate utilization of services and to inform enrollees and providers of services of the results of the evaluation [422.152(e)]
5. Information Systems:

(a) The MA Organization must:

(i) Maintain a health information system that collects, analyzes and integrates the data necessary to implement its quality improvement program;

(ii) Ensure that the information entered into the system (particularly that received from providers) is reliable and complete;

(iii) Make all collected information available to CMS. [422.152(f)(1)]

6. External Review: The MA Organization will comply with any requests by Quality Improvement Organizations to review the MA Organization's medical records in connection with appeals of discharges from hospitals, skilled nursing facilities, and home health agencies.

7. The MA Organization agrees to address complaints received by CMS against the MA Organization as required in 42 CFR §422.504(a)(15) by:

(a) Addressing and resolving complaints in the CMS complaint tracking system; and

(b) Displaying a link to the electronic complaint form on the Medicare.gov Internet Web site on the MA plan's main Web page.

F. COMPLIANCE PLAN

The MA Organization agrees to implement a compliance plan in accordance with the requirements of 42 CFR §422.503(b)(4)(vi). [422.503(b)(4)(vi)]

G. COMPLIANCE DEEMED ON THE BASIS OF ACCREDITATION

CMS may deem the MA Organization to have met the quality improvement requirements of §1852(e) of the Act and 42 CFR §422.152, the confidentiality and accuracy of enrollee records requirements of §1852(h) of the Act and 42 CFR §422.118, the anti-discrimination requirements of §1852(b) of the Act and 42 CFR §422.110, the access to services requirements of §1852(d) of the Act and 42 CFR §422.112, the advance directives requirements of §1852(i) of the Act and 42 CFR §422.128, the provider participation requirements of §1852(j) of the Act and 42 CFR Part 422, Subpart E, and the applicable requirements described in 42 CFR §423.156, if the MA Organization is fully accredited (and periodically reaccredited) by a private, national accreditation organization approved by CMS and the accreditation organization used the standards approved by CMS for the purposes of assessing the MA Organization's compliance with Medicare requirements. The provisions of 42 CFR §422.156 shall govern the MA Organization's use of deemed status to meet MA program requirements.

H. PROGRAM INTEGRITY

1. The MA Organization agrees to provide notice based on best knowledge, information, and belief to CMS of any integrity items related to payments from governmental entities, both federal and state, for healthcare or prescription drug services. These items include any investigations, legal actions or matters subject to arbitration brought involving the MA Organization (or MA Organization's firm if applicable) and its subcontractors (excluding contracted network providers), including any key management or executive staff, or any major shareholders (5% or more), by a government agency (state or federal) on matters relating to payments from governmental entities, both federal and state, for healthcare and/or prescription drug services. In providing the notice, the sponsor shall keep the government informed of when the integrity item is initiated and when it is closed. Notice should be provided of the details concerning any resolution and monetary payments as well as any settlement agreements or corporate integrity agreements.

2. The MA Organization agrees to provide notice based on best knowledge, information, and belief to CMS in the event the MA Organization or any of its subcontractors is criminally convicted or has a civil judgment entered against it for

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fraudulent activities or is sanctioned under any Federal program involving the provision of health care or prescription drug services.
I. MARKETING

1. The MA Organization may not distribute any marketing materials, as defined in 42 CFR §422.2260 and in the Marketing Materials Guidelines for Medicare Advantage-Prescription Drug Plans and Prescription Drug Plans (Medicare Marketing Guidelines), unless they have been filed with and not disapproved by CMS in accordance with 42 CFR §422.2264. The file and use process set out at 42 CFR §422.2262 must be used, unless the MA organization notifies CMS that it will not use this process.

2. CMS and the MA Organization shall agree upon language setting forth the benefits, exclusions and other language of the Plan. The MA Organization bears full responsibility for the accuracy of its marketing materials. CMS, in its sole discretion, may order the MA Organization to print and distribute the agreed upon marketing materials, in a format approved by CMS. The MA Organization must disclose the information to each enrollee electing a plan as outlined in 42 CFR §422.111.

3. The MA Organization agrees that any advertising material, including that labeled promotional material, marketing materials, or supplemental literature, shall be truthful and not misleading. All marketing materials must include the Contract number. All membership identification cards must include the Contract number on the front of the card.

4. The MA Organization must comply with the Medicare Marketing Guidelines, as well as all applicable statutes and regulations, including and without limitation § 1851(h) of the Act and 42 CFR § 422.111, 42 CFR Part 422 Subpart V and 42 CFR Part 423 Subpart V. Failure to comply may result in sanctions as provided in 42 CFR Part 422 Subpart O.

Article IV
CMS Payment to MA Organization

A. The MA Organization agrees to develop its annual benefit and price bid proposal and submit to CMS all required information on premiums, benefits, and cost sharing, as required under 42 CFR Part 422 Subpart F. [422.504(a)(10)]

B. METHODOLOGY

CMS agrees to pay the MA Organization under this contract in accordance with the provisions of § 1853 of the Act and 42 CFR Part 422 Subpart G. [422.504(a)(9)]

C. ELECTRONIC HEALTH RECORDS INCENTIVE PROGRAM PAYMENTS

The MA Organization agrees to abide by the requirements in 42 CFR §§495.200 et seq. and §1853(l) and (m) of the Act, including the fact that payment will be made directly to MA-affiliated hospitals that are certified Medicare hospitals through the Medicare FFS hospital incentive payment program.

D. ATTESTATION OF PAYMENT DATA (Attachments A, B, and C).

As a condition for receiving a monthly payment under paragraph B of this article, and 42 CFR Part 422 Subpart G, the MA Organization agrees that its chief executive officer (CEO), chief financial officer (CFO), or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must request payment under the contract on the forms attached hereto as Attachment A (enrollment attestation) and Attachment B (risk adjustment data) which attest to (based on best knowledge, information and belief, as of the date specified on the attestation form) the accuracy, completeness, and truthfulness of the data identified on these attachments. The Medicare Advantage Plan Attestation of Benefit Plan and Price must be signed and attached to the executed version of this contract.
(NOTE: The forms included as attachments to this contract are for reference only. CMS will provide instructions for the completion and submission of the forms in separate documents. MA Organizations should not take any action on the forms until appropriate CMS instructions become available.)

1. Attachment A requires that the CEO, CFO, or an individual delegated with the authority to sign on behalf of one

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of these officers, and who reports directly to such officer, must attest based on best knowledge, information, and belief that each enrollee for whom the MA Organization is requesting payment is validly enrolled, or was validly enrolled during the period for which payment is requested, in an MA plan offered by the MA Organization. The MA Organization shall submit completed enrollment attestation forms to CMS, or its contractor, on a monthly basis.

2. Attachment B requires that the CEO, CFO, or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must attest to (based on best knowledge, information and belief, as of the date specified on the attestation form) that the risk adjustment data it submits to CMS under 42 CFR §422.310 are accurate, complete, and truthful. The MA Organization shall make annual attestations to this effect for risk adjustment data on Attachment B and according to a schedule to be published by CMS. If such risk adjustment data are generated by a related entity, contractor, or subcontractor of an MA Organization, such entity, contractor, or subcontractor must also attest to (based on best knowledge, information, and belief, as of the date specified on the attestation form) the accuracy, completeness, and truthfulness of the data. [422.504(l)]

3. The Medicare Advantage Plan Attestation of Benefit Plan and Price (an example of which is attached hereto as Attachment C) requires that the CEO, CFO, or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must attest (based on best knowledge, information and belief, as of the date specified on the attestation form) that the information and documentation comprising the bid submission proposal is accurate, complete, and truthful and fully conforms to the Bid Form and Plan Benefit Package requirements; and that the benefits described in the CMS-approved proposed bid submission agree with the benefit package the MA Organization will offer during the period covered by the proposed bid submission. This document is being sent separately to the MA Organization and must be signed and attached to the executed version of this contract, and is incorporated herein by reference. [422.504(l)]

4. The MA Organization must certify based on best knowledge, information, and belief, that the information provided for the purposes of reporting and returning of overpayments under 42 CFR §422.326 is accurate, complete, and truthful. The form for this certification will be determined by CMS. [422.504(l)]

Article V
MA Organization Relationship with Related Entities, Contractors, and Subcontractors

A. Notwithstanding any relationship(s) that the MA Organization may have with related entities, contractors, or subcontractors, the MA Organization maintains full responsibility for adhering to and otherwise fully complying with all terms and conditions of its contract with CMS. [422.504(i)(1)]

B. The MA Organization agrees to require all related entities, contractors, or subcontractors to agree that-

1. HHS, the Comptroller General, or their designees have the right to audit, evaluate, collect, and inspect any books, contracts, computer or other electronic systems, including medical records and documentation of the first tier, downstream, and related entities related to CMS contract with the MA organization;

2. HHS, the Comptroller General, or their designees have the right to audit, evaluate, collect, and inspect any records under paragraph B (1) of this Article directly from any first tier, downstream, to related entity;

3. For records subject to review under paragraph B(2) of this Article, except in exceptional circumstances, CMS will provide notification to the MA organization that a direct request for information has been initiated; and

4. HHS, the Comptroller General, or their designees have the right to inspect, evaluate, and audit any pertinent information for any particular contract period for 10 years from the final date of the contract period or from the date of completion of any audit, whichever is later. [422.504(i)(2)]

C. The MA Organization agrees that all contracts or written arrangements into which the MA Organization enters with providers, related entities, contractors, or subcontractors (first tier and downstream entities) shall contain the following elements:

1. Enrollee protection provisions that provide-

(a) Consistent with Article III, paragraph C, arrangements that prohibit providers from holding an enrollee liable for payment of any fees that are the legal obligation of the MA Organization; and

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(b) Consistent with Article III, paragraph C, provision for the continuation of benefits.

2. Accountability provisions that indicate that the MA Organization may only delegate activities or functions to a provider, related entity, contractor, or subcontractor in a manner consistent with requirements set forth at paragraph D of this Article.

3. A provision requiring that any services or other activity performed by a first tier, downstream, or related entity in accordance with a contract or written agreement will be consistent and comply with the MA Organization's contractual obligations. [422.504(i)(3)]

D. If any of the MA Organization's activities or responsibilities under this contract with CMS is delegated to other parties, the following requirements apply to any first tier, downstream, or related entity:

1. Each and every contract must specify delegated activities and reporting responsibilities.

2. Each and every contract must either provide for revocation of the delegation activities and reporting requirements or specify other remedies in instances where CMS or the MA Organization determine that such parties have not performed satisfactorily.

3. Each and every contract must specify that the performance of the parties is monitored by the MA Organization on an ongoing basis.

4. Each and every contract must specify that either-

(a) The credentials of medical professionals affiliated with the party or parties will be either reviewed by the MA Organization; or

(b) The credentialing process will be reviewed and approved by the MA Organization and the MA Organization must audit the credentialing process on an ongoing basis.

5. Each and every contract must specify that the first tier, downstream, or related entity comply with all applicable Medicare laws, regulations, and CMS instructions. [422.504(i)(4)]

E. If the MA Organization delegates selection of the providers, contractors, or subcontractors to another organization, the MA Organization's contract with that organization must state that the CMS-contracting MA Organization retains the right to approve, suspend, or terminate any such arrangement. [422.504(i)(5)]

F. As of the date of this contract and throughout its term, the MA Organization

1. Agrees that any physician incentive plan it operates meets the requirements of 42 CFR §422.208, and

2. Has assured that all physicians and physician groups that the MA Organization's physician incentive plan places at substantial financial risk have adequate stop-loss protection in accordance with 42 CFR §422.208(f). [422.208]

Article VI Records Requirements

A. MAINTENANCE OF RECORDS

1. The MA Organization agrees to maintain for 10 years books, records, documents, and other evidence of accounting procedures and practices that-

(a) Are sufficient to do the following:

(i) Accommodate periodic auditing of the financial records (including data related to Medicare utilization, costs, and computation of the benefit and price bid) of the MA Organization.

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(ii) Enable CMS to inspect or otherwise evaluate the quality, appropriateness and timeliness of services performed under the contract, and the facilities of the MA Organization.

(iii) Enable CMS to audit and inspect any books and records of the MA Organization that pertain to the ability of the organization to bear the risk of potential financial losses, or to services performed or determinations of amounts payable under the contract.

(iv) Properly reflect all direct and indirect costs claimed to have been incurred and used in the preparation of the benefit and price bid proposal.

(v) Establish component rates of the benefit and price bid for determining additional and supplementary benefits.

(vi) Determine the rates utilized in setting premiums for State insurance agency purposes and for other government and private purchasers; and

(b) Include at least records of the following:

(i) Ownership and operation of the MA Organization's financial, medical, and other record keeping systems.
(ii) Financial statements for the current contract period and ten prior periods.

(iii) Federal income tax or informational returns for the current contract period and ten prior periods.

(iv) Asset acquisition, lease, sale, or other action.

(v) Agreements, contracts (including, but not limited to, with related or unrelated prescription drug benefit managers) and subcontracts.

(vi) Franchise, marketing, and management agreements.

(vii) Schedules of charges for the MA Organization's fee-for-service patients.

(viii) Matters pertaining to costs of operations.

(ix) Amounts of income received, by source and payment.

(x) Cash flow statements.

(xi) Any financial reports filed with other Federal programs or State authorities.[422.504(d)]

2. Access to facilities and records. The MA Organization agrees to the following:

(a) The Department of Health and Human Services (HHS), the Comptroller General, or their designee may evaluate, through inspection or other means-

(i) The quality, appropriateness, and timeliness of services furnished to Medicare enrollees under the contract;

(ii) The facilities of the MA Organization; and

(iii) The enrollment and disenrollment records for the current contract period and ten prior periods.

(b) HHS, the Comptroller General, or their designees may audit, evaluate, or inspect any books, contracts, medical records, documents, papers, patient care documentation, and other records of the MA Organization, related entity, contractor, subcontractor, or its transferee that pertain to any aspect of services performed,

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reconciliation of benefit liabilities, and determination of amounts payable under the contract, or as the Secretary may deem necessary to enforce the contract.

(c) The MA Organization agrees to make available, for the purposes specified in paragraph A of this Article, its premises, physical facilities and equipment, records relating to its Medicare enrollees, and any additional relevant information that CMS may require, in a manner that meets CMS record maintenance requirements.

(d) HHS, the Comptroller General, or their designee's right to inspect, evaluate, and audit extends through
10 years from the final date of the contract period or completion of audit, whichever is later unless-

(i) CMS determines there is a special need to retain a particular record or group of records for a longer period and notifies the MA Organization at least 30 days before the normal disposition date;

(ii) There has been a termination, dispute, or fraud or similar fault by the MA Organization, in which case the retention may be extended to 10 years from the date of any resulting final resolution of the termination, dispute, or fraud or similar fault; or

(iii) HHS, the Comptroller General, or their designee determines that there is a reasonable possibility of fraud, in which case they may inspect, evaluate, and audit the MA Organization at any time. [422.504(e)]

B. REPORTING REQUIREMENTS

1. The MA Organization shall have an effective procedure to develop, compile, evaluate, and report to CMS, to its enrollees, and to the general public, at the times and in the manner that CMS requires, and while safeguarding the confidentiality of the doctor patient relationship, statistics and other information as described in the remainder of this paragraph. [422.516(a)]

2. The MA Organization agrees to submit to CMS certified financial information that must include the following:

(a) Such information as CMS may require demonstrating that the organization has a fiscally sound operation, including:

(i) The cost of its operations;

(ii) A description, submitted to CMS annually and within 120 days of the end of the fiscal year, of significant business transactions (as defined in 42 CFR §422.500) between the MA Organization and a party in interest showing that the costs of the transactions listed in subparagraph (2)(a)(v) of this paragraph do not exceed the costs that would be incurred if these transactions were with someone who is not a party in interest; or

(iii) If they do exceed, a justification that the higher costs are consistent with prudent management and fiscal soundness requirements.

(iv) A combined financial statement for the MA Organization and a party in interest if either of the following conditions is met:

(aa) Thirty five percent or more of the costs of operation of the MA Organization go to a party in interest.

(bb) Thirty five percent or more of the revenue of a party in interest is from the MA Organization.
[422.516(b)]

(v) Requirements for combined financial statements.

(aa) The combined financial statements required by this subparagraph must display in separate columns the financial information for the MA Organization and each of the parties in interest.

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(bb) Inter-entity transactions must be eliminated in the consolidated column.

(cc) The statements must have been examined by an independent auditor in accordance with generally accepted accounting principles and must include appropriate opinions and notes.

(dd) Upon written request from the MA Organization showing good cause, CMS may waive the requirement that the organization's combined financial statement include the financial information required in this subparagraph with respect to a particular entity. [422.516(c)]

(vi) A description of any loans or other special financial arrangements the MA Organization makes with contractors, subcontractors, and related entities. [422.516(e)]

(b) Such information as CMS may require pertaining to the disclosure of ownership and control of the MA Organization. [422.504(f)]

(c) Patterns of utilization of the MA Organization's services. [422.516(a)(2)]
3. The MA Organization agrees to participate in surveys required by CMS and to submit to CMS all information that is necessary for CMS to administer and evaluate the program and to simultaneously establish and facilitate a process for current and prospective beneficiaries to exercise choice in obtaining Medicare services. This information includes, but is not limited to:

(a) The benefits covered under the MA plan;

(b) The MA monthly basic beneficiary premium and MA monthly supplemental beneficiary premium, if any, for the plan.

(c) The service area and continuation area, if any, of each plan and the enrollment capacity of each plan;

(d) Plan quality and performance indicators for the benefits under the plan including -

(i) Disenrollment rates for Medicare enrollees electing to receive benefits through the plan for the previous 2 years;

(ii) Information on Medicare enrollee satisfaction;

(iii) The patterns of utilization of plan services;

(iv) The availability, accessibility, and acceptability of the plan's services;

(v) Information on health outcomes and other performance measures required by CMS;

(vi) The recent record regarding compliance of the plan with requirements of this part, as determined by CMS; and

(vii) Other information determined by CMS to be necessary to assist beneficiaries in making an informed choice among MA plans and traditional Medicare;

(viii) Information about beneficiary appeals and their disposition;

(ix) Information regarding all formal actions, reviews, findings, or other similar actions by States, other regulatory bodies, or any other certifying or accrediting organization;

(x) Any other information deemed necessary by CMS for the administration or evaluation of the
Medicare program. [422.504(f)(2)]

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4. The MA Organization agrees to provide to its enrollees and upon request, to any individual eligible to elect an MA plan, all informational requirements under 42 CFR §422.64 and, upon an enrollee's, request, the financial disclosure information required under 42 CFR §422.516. [422.504(f)(3)]

5. Reporting and disclosure under ERISA -

(a) For any employees' health benefits plan that includes an MA Organization in its offerings, the MA Organization must furnish, upon request, the information the plan needs to fulfill its reporting and disclosure obligations (with respect to the MA Organization) under the Employee Retirement Income Security Act of 1974 (ERISA).

(b) The MA Organization must furnish the information to the employer or the employer's designee, or to the plan administrator, as the term "administrator" is defined in ERISA. [422.516(d)]

6. Electronic communication. The MA Organization must have the capacity to communicate with CMS electronically. [422.504(b)]

7. Risk Adjustment data. The MA Organization agrees to comply with the requirements in 42 CFR §422.310 for submitting risk adjustment data to CMS. [422.504(a)(8)]

8. The MA Organization acknowledges that CMS releases to the public summary reconciled Part D Payment data after the reconciliation of Part C and Part D Payments for the contract year as provided in 42 CFR §422.504(n) and, for Part D plan sponsors, 42 CFR §423.505(o).

Article VII
Renewal of the MA Contract

A. RENEWAL OF CONTRACT

In accordance with 42 CFR §422.505, following the initial contract period, this contract is renewable annually only if-

1. The MA Organization has not provided CMS with a notice of intention not to renew; [422.506(a)]

2. CMS and the MA Organization reach agreement on the bid under 42 CFR Part 422, Subpart F; and
[422.505(d)]

3. CMS informs the MA Organization that it authorizes a renewal.

B. NONRENEWAL OF CONTRACT

1. Nonrenewal by the Organization.

(a) In accordance with 42 CFR §422.506, the MA Organization may elect not to renew its contract with CMS as of the end of the term of the contract for any reason, provided it meets the time frames for doing so set forth in this subparagraph.

(b) If the MA Organization does not intend to renew its contract, it must notify-

(i) CMS, in writing, by the first Monday in June of the year in which the contract would end, pursuant to
42 CFR §422.506

(ii) Each Medicare enrollee by mail, at least 90 calendar days before the date on which the nonrenewal is effective. This notice must include a written description of all alternatives available for obtaining Medicare services within the service area including alternative MA plans, MA-PD plans, Medigap options, and original Medicare and prescription drug plans and must receive CMS approval prior to issuance.

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(c) CMS may accept a nonrenewal notice submitted after the applicable annual non-renewal notice deadline if -

(i) The MA Organization notifies its Medicare enrollees and the public in accordance with subparagraph
(1)(b)(ii) of this paragraph; and

(ii) Acceptance is not inconsistent with the effective and efficient administration of the Medicare program.

(d) If the MA Organization does not renew a contract under this subparagraph, CMS will not enter into a contract with the Organization or with any organization whose covered persons, as defined at 42 CFR
§422.506(a)(5), also served as covered persons for the non-renewing MA Organization for 2 years unless there are special circumstances that warrant special consideration, as determined by CMS. [422.506(a)]

2. CMS decision not to renew.

(a) CMS may elect not to authorize renewal of a contract for any of the following reasons:

(i) For any of the reasons listed in 42 CFR §422.510(a) which would also permit CMS to terminate the contract.

(ii) The MA Organization has committed any of the acts in 42 CFR §422.752(a) that would support the imposition of intermediate sanctions or civil money penalties under 42 CFR Part 422 Subpart O.

(iii) The MA Organization did not submit a benefit and price bid or the benefit and price bid was not acceptable [422.505(d)]

(b) Notice. CMS shall provide notice of its decision whether to authorize renewal of the contract as follows:

(i) To the MA Organization by August 1 of the contract year, except in the event described in subparagraph (2)(a)(iii) of this paragraph, for which notice will be sent by September 1.

(ii) To the MA Organization's Medicare enrollees by mail at least 90 days before the end of the current calendar year.

(c) Notice of appeal rights. CMS shall give the MA Organization written notice of its right to reconsideration of the decision not to renew in accordance with 42 CFR §422.644.[422.506(b)]

Article VIII
Modification or Termination of the Contract

A. MODIFICATION OR TERMINATION OF CONTRACT BY MUTUAL CONSENT

1. This contract may be modified or terminated at any time by written mutual consent.

(a) If the contract is modified by written mutual consent, the MA Organization must notify its Medicare enrollees of any changes that CMS determines are appropriate for notification within time frames specified by CMS. [422.508(a)(2)]

(b) If the contract is terminated by written mutual consent, except as provided in subparagraph 2 of this paragraph, the MA Organization must provide notice to its Medicare enrollees and the general public as provided in paragraph B, subparagraph 2(b) of this Article. [422.508(a)(1)]

2. If this contract is terminated by written mutual consent and replaced the day following such termination by a new MA contract, the MA Organization is not required to provide the notice specified in paragraph B of this Article. [422.508(b)]

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B. TERMINATION OF THE CONTRACT BY CMS OR THE MA ORGANIZATION

1. Termination by CMS.

(a) CMS may at any time terminate a contract if CMS determines that the MA Organization meets any of the following:

(i) has failed substantially to carry out the terms of its contract with CMS.

(ii) is carrying out its contract in a manner that is inconsistent with the efficient and effective implementation of 42 CFR Part 422.

(iii) no longer substantially meets the applicable conditions of 42CFR Part 422.

(iv) based on creditable evidence, has committed or participated in false, fraudulent or abusive activities affecting the Medicare, Medicaid or other State or Federal health care program, including submission of false or fraudulent data.

(v) experiences financial difficulties so severe that its ability to make necessary health services available is impaired to the point of posing an imminent and serious risk to the health of its enrollees, or otherwise fails to make services available to the extent that such a risk to health exists.

(vi) substantially fails to comply with the requirements in 42 CFR Part 422 Subpart M relating to grievances and appeals.

(vii) fails to provide CMS with valid risk adjustment data as required under 42 CFR §§422.310 and
423.329(b)(3).

(viii) fails to implement an acceptable quality improvement program as required under 42 CFR Part 422
Subpart D.

(ix) substantially fails to comply with the prompt payment requirements in 42 CFR §422.520.

(x) substantially fails to comply with the service access requirements in 42 CFR §422.112.

(xi) fails to comply with the requirements of 42 CFR §422.208 regarding physician incentive plans.

(xii) substantially fails to comply with the marketing requirements in 42 CFR Part 422 Subpart V.

(b) CMS may make a determination under paragraph B(1)(a)(i), (ii), or (iii) of this Article if the MA Organization has had one or more of the following occur:

(i) based on creditable evidence, has committed or participated in false, fraudulent or abusive activities affecting the Medicare, Medicaid or other State or Federal health care program, including submission of false or fraudulent data.

(ii) experiences financial difficulties so severe that its ability to make necessary health services available is impaired to the point of posing an imminent and serious risk to the health of its enrollees, or otherwise fails to make services available to the extent that such a risk to health exists.

(iii) substantially failed to comply with the requirements in 42 CFR Part 422 Subpart M relating to grievances and appeals.

(iv) failed to provide CMS with valid data as required under 42 CFR §§422.310.

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(v) failed to implement an acceptable quality assessment and performance improvement program as required under 42 CFR Part 422 Subpart D.

(vi) substantially failed to comply with the prompt payment requirements in 42 CFR §422.520.

(vii) substantially failed to comply with the service access requirements in 42 CFR §422.112.

(viii) failed to comply with the requirements of 42 CFR §422.208 regarding physician incentive plans.

(ix) substantially failed to comply with the marketing requirements in 42 CFR Part 422 Subpart V.

(x) Failed to comply with regulatory requirements contained in 42 CFR Parts 422 or 423 or both.

(xi) Failed to meet CMS performance requirements in carrying out the regulatory requirements contained in 42 CFR Parts 422 or 423 or both.

(xii) Achieves a Part C summary plan rating of less than 3 stars for 3 consecutive contract years.

(xiii) Has failed to report MLR data in a timely and accurate manner in accordance with 42 CFR §422.2460.

(c) Notice. If CMS decides to terminate a contract, it will give notice of the termination as follows:

(i) CMS will notify the MA Organization in writing at least 45 calendar days before the intended date of the termination.

(ii) The MA Organization will notify its Medicare enrollees of the termination by mail at least 30 calendar days before the effective date of the termination.

(iii) The MA Organization will notify the general public of the termination at least 30 calendar days before the effective date of the termination by releasing a press statement to news media serving the affected community or county and posting the press statement prominently on the organizations Web site.

(d) Expedited termination of contract by CMS.

(i) For terminations based on violations prescribed in subparagraph 1(b)(i) or (b)(ii) of this paragraph or if CMS determines that a delay in termination would pose an imminent and serious threat to the health of the individuals enrolled with the MA Organization, CMS will notify the MA Organization in writing that its contract has been terminated on a date specified by CMS. If a termination is effective in the middle of a month, CMS has the right to recover the prorated share of the capitation payments made to the MA Organization covering the period of the month following the contract termination.

(ii) CMS will notify the MA Organization's Medicare enrollees in writing of CMS' decision to terminate the MA Organization's contract. This notice will occur no later than 30 days after CMS notifies the plan of its decision to terminate this contract. CMS will simultaneously inform the Medicare enrollees of alternative options for obtaining Medicare services, including alternative MA Organizations in a similar geographic area and original Medicare.

(iii) CMS will notify the general public of the termination no later than 30 days after notifying the MA Organization of CMS' decision to terminate this contract. This notice will be published in one or more newspapers of general circulation in each community or county located in the MA Organization's service area.

(d) Corrective action plan

(i) General. Before providing a notice of intent to terminate a contract for reasons other than the grounds specified in subparagraph 1(a)(iv) or (v) of this paragraph, CMS will provide the MA Organization with notice specifying the MA Organization's deficiencies and a reasonable opportunity of at least 30 calendar days to develop and implement an approved corrective action plan to correct the deficiencies that are the basis of the

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proposed termination.

(ii) Exceptions. If a contract is terminated under subparagraph 1(a)(iv) or (v) of this paragraph, the MA Organization will not be provided with the opportunity to develop and implement a corrective action plan.

(e) Appeal rights. If CMS decides to terminate this contract, it will send written notice to the MA Organization informing it of its termination appeal rights in accordance with 42 CFR Part 422 Subpart N. [422.510(d)]

2. Termination by the MA Organization

(a) Cause for termination. The MA Organization may terminate this contract if CMS fails to substantially carry out the terms of the contract.

(b) Notice. The MA Organization must give advance notice as follows:

(i) To CMS, at least 90 days before the intended date of termination. This notice must specify the reasons why the MA Organization is requesting contract termination.

(ii) To its Medicare enrollees, at least 60 days before the termination effective date. This notice must include a written description of alternatives available for obtaining Medicare services within the service area, including alternative MA and MA-PD plans, PDP plans, Medigap options, and original Medicare and must receive CMS approval.

(iii) To the general public at least 60 days before the termination effective date by publishing a CMS- approved notice in one or more newspapers of general circulation in each community or county located in the MA Organization's geographic area.

(c) Effective date of termination. The effective date of the termination will be determined by CMS and will be at least 90 days after the date CMS receives the MA Organization's notice of intent to terminate.

(d) CMS' liability. CMS' liability for payment to the MA Organization ends as of the first day of the month after the last month for which the contract is in effect, but CMS shall make payments for amounts owed prior to termination but not yet paid.

(e) Effect of termination by the organization. CMS will not enter into an agreement with the MA Organization or with an organization whose covered persons, as defined in 42 CFR §422.512(e)(2), also served as covered persons for the terminating MA Organization for a period of two years from the date the Organization has terminated this contract, unless there are circumstances that warrant special consideration, as determined by CMS. [422.512]

Article IX
Requirements of Other Laws and Regulations

A. The MA Organization agrees to comply with-

1. Federal laws and regulations designed to prevent or ameliorate fraud, waste, and abuse, including, but not limited to, applicable provisions of Federal criminal law, the False Claims Act (31 USC §§3729 et seq.) , and the anti-kickback statute (§ 1128B(b) of the Act): and

2. HIPAA administrative simplification rules at 45 CFR Parts 160, 162, and 164. [422.504(h)]

B. Pursuant to § 13112 of the American Recovery and Reinvestment Act of 2009 (ARRA), the MA Organization agrees that as it implements, acquires, or upgrades its health information technology systems, it shall utilize, where available, health information technology systems and products that meet standards and implementation specifications adopted under § 3004 of the Public Health Service Act, as amended by § 13101 of the ARRA.

C. The MA Organization maintains ultimate responsibility for adhering to and otherwise fully complying with all terms and conditions of its contract with CMS, notwithstanding any relationship(s) that the MA Organization may have with

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related entities, contractors, or subcontractors. [422.504(i)]

D. In the event that any provision of this contract conflicts with the provisions of any statute or regulation applicable to an MA Organization, the provisions of the statute or regulation shall have full force and effect.
Article X
Severability

The MA Organization agrees that, upon CMS' request, this contract will be amended to exclude any MA plan or State-licensed entity specified by CMS, and a separate contract for any such excluded plan or entity will be deemed to be in place when such a request is made. [422.504(k)]

Article XI Miscellaneous

A. DEFINITIONS

Terms not otherwise defined in this contract shall have the meaning given to such terms in 42 CFR Part 422.

B. ALTERATION TO ORIGINAL CONTRACT TERMS

The MA Organization agrees that it has not altered in any way the terms of this contract presented for signature by CMS. The MA Organization agrees that any alterations to the original text the MA Organization may make to this contract shall not be binding on the parties.

C. APPROVAL TO BEGIN MARKETING AND ENROLLMENT

The MA Organization agrees that it must complete CMS operational requirements prior to receiving CMS approval to begin Part C marketing and enrollment activities. Such activities include, but are not limited to, establishing and successfully testing connectivity with CMS systems to process enrollment applications (or contracting with an entity qualified to perform such functions on the MA Organization's Sponsor's behalf) and successfully demonstrating capability to submit accurate and timely price comparison data. To establish and successfully test connectivity, the MA Organization must, 1) establish and test physical connectivity to the CMS data center, 2) acquire user identifications and passwords, 3) receive, store, and maintain data necessary to perform enrollments and send and receive transactions to and from CMS, and 4) check and receive transaction status information.

D. MA Organization agrees to maintain a fiscally sound operation by at least maintaining a positive net worth
(total assets exceed total liabilities) as required in 42 CFR § 422.504(a)(14).

E. MA Organization agrees to maintain administrative and management capabilities sufficient for the organization to organize, implement, and control the financial, marketing, benefit administration, and quality improvement activities related to the delivery of Part C services as required by 42 CFR §422.504(a)(17).

F. MA Organization agrees to maintain a Part C summary plan rating score of at least 3 stars as required by 42
CFR §422.504(a)(18).

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ATTACHMENT A

ATTESTATION OF ENROLLMENT INFORMATION
RELATING TO CMS PAYMENT
TO A MEDICARE ADVANTAGE ORGANIZATION

Pursuant to the contract(s) between the Centers for Medicare & Medicaid Services (CMS) and (INSERT NAME OF MA ORGANIZATION), hereafter referred to as the MA Organization, governing the operation of the following Medicare Advantage plans (INSERT PLAN IDENTIFICATION NUMBERS HERE), the MA Organization hereby requests payment under the contract, and in doing so, makes the following attestation concerning CMS payments to the MA Organization. The MA Organization acknowledges that the information described below directly affects the calculation of CMS payments to the MA Organization and that misrepresentations to CMS about the accuracy of such information may result in Federal civil action and/or criminal prosecution. This attestation shall not be considered a waiver of the MA Organization's right to seek payment adjustments from CMS based on information or data which does not become available until after the date the MA Organization submits this attestation.

1. The MA Organization has reported to CMS for the month of (INDICATE MONTH AND YEAR) all new enrollments, disenrollments, and appropriate changes in enrollees' status with respect to the above-stated MA plans. Based on best knowledge, information, and belief as of the date indicated below, all information submitted to CMS in this report is accurate, complete, and truthful.

2. The MA Organization has reviewed the CMS monthly membership report and reply listing for the month of (INDICATE MONTH AND YEAR) for the above-stated MA plans and has reported to CMS any discrepancies between the report and the MA Organization's records. For those portions of the monthly membership report and the reply listing to which the MA Organization raises no objection, the MA Organization, through the certifying CEO/CFO, will be deemed to have attested, based on best knowledge, information, and belief as of the date indicated below, to its accuracy, completeness, and truthfulness.

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ATTACHMENT B

ATTESTATION OF RISK ADJUSTMENT DATA INFORMATION RELATING TO
CMS PAYMENT TO A MEDICARE ADVANTAGE ORGANIZATION

Pursuant to the contract(s) between the Centers for Medicare & Medicaid Services (CMS) and (INSERT NAME OF MA ORGANIZATION), hereafter referred to as the MA Organization, governing the operation of the following Medicare Advantage plans (INSERT PLAN IDENTIFICATION NUMBERS HERE), the MA Organization hereby requests payment under the contract, and in doing so, makes the following attestation concerning CMS payments to the MA Organization. The MA Organization acknowledges that the information described below directly affects the calculation of CMS payments to the MA Organization or additional benefit obligations of the MA Organization and that misrepresentations to CMS about the accuracy of such information may result in Federal civil action and/or criminal prosecution.

The MA Organization has reported to CMS during the period of (INDICATE DATES) all (INDICATE TYPE - DIAGNOSIS/ENCOUNTER) risk adjustment data available to the MA Organization with respect to the above-stated MA plans. Based on best knowledge, information, and belief as of the date indicated below, all information submitted to CMS in this report is accurate, complete, and truthful.

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ATTACHMENT C- Medicare Advantage Plan Attestation of Benefit Plan and Price

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In witness whereof, the parties hereby execute this contract.

This document has been electronically signed by:

FOR THE MA ORGANIZATION

/s/ THOMAS TRAN

Contracting Official Name

8/28/2014 2:13:35 PM

Date

8735 Henderson Road
WELLCARE OF FLORIDA, INC.	TAMPA, FL 33634

Organization	Address

FOR THE CENTERS FOR MEDICARE & MEDICAID SERVICES

/s/ Kathryn A. Coleman	9/11/2014 1:10:21 PM

Kathryn A. Coleman	Date
Acting Director
Medicare Drug and Health
Plan Contract Administrative Group,
Center for Medicare

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Medicare Advantage Attestation of Benefit Plan
WELLCARE OF FLORIDA, INC.
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Date: 08/28/2014

I attest that I have examined the Plan Benefit Packages (PBPs) identified below and that the benefits identified in the PBPs are those that the above-stated organization will make available to eligible beneficiaries in the approved service area during program year 2015. I further attest that we have reviewed the bid pricing tools (BPTs) with the certifying actuary and have determined them to be consistent with the PBPs being attested to here.

I further attest that these benefits will be offered in accordance with all applicable Medicare program authorizing statutes and regulations and program guidance that CMS has issued to date and will issue during the remainder of 2014 and 2015, including but not limited to, the 2015 Call Letter, the 2015 Solicitations for New Contract Applicants, the Medicare Prescription Drug Benefit Manual, the Medicare Managed Care Manual, and the CMS memoranda issued through the Health Plan Management System (HPMS).

Plan ID	Segment ID	Version	Plan Name	Plan Type	Transaction Type	MA Premium	Part D Premium	CMS Approval Date	Effective Date
002	0	5	WellCare Choice (HMO-POS)	HMOPOS	Renewal	37.90	8.10	08/20/2014	01/01/2015
025	0	6	WellCare Choice (HMO-POS)	HMOPOS	Renewal	46.50	8.10	08/20/2014	01/01/2015
032	0	6	WellCare Dividend (HMO-POS)	HMOPOS	Renewal	0.00	0.00	08/20/2014	01/01/2015
035	0	6	WellCare Value (HMO-POS)	HMOPOS	Renewal	0.00	0.00	08/20/2014	01/01/2015
037	0	7	WellCare Advance (HMO)	HMO	Renewal	0.00	N/A	08/20/2014	01/01/2015
040	0	6	WellCare Dividend (HMO-POS)	HMOPOS	Renewal	0.00	0.00	08/20/2014	01/01/2015
061	0	7	WellCare Select (HMO SNP)	HMO	Renewal	0.00	19.90	08/20/2014	01/01/2015
073	0	4	WellCare Value (HMO)	HMO	Renewal	0.00	0.00	08/20/2014	01/01/2015
079	0	4	WellCare Value (HMO)	HMO	Renewal	0.00	0.00	08/20/2014	01/01/2015
091	0	4	WellCare Value (HMO)	HMO	Renewal	0.00	0.00	08/20/2014	01/01/2015
124	0	8	WellCare Access (HMO SNP)	HMO	Renewal	0.00	17.70	08/20/2014	01/01/2015
133	0	7	WellCare Essential (HMO-POS)	HMOPOS	Renewal	0.00	0.00	08/20/2014	01/01/2015
170	0	7	WellCare Access (HMO SNP)	HMO	Renewal	0.00	20.90	08/20/2014	01/01/2015
173	0	5	WellCare Essential (HMO)	HMO	Renewal	0.00	0.00	08/20/2014	01/01/2015
174	0	6	WellCare Essential (HMO)	HMO	Renewal	0.00	0.00	08/20/2014	01/01/2015
175	0	7	WellCare Liberty (HMO SNP)	HMO	Renewal	0.00	18.90	08/20/2014	01/01/2015
176	0	8	WellCare Liberty (HMO SNP)	HMO	Renewal	0.00	24.60	08/20/2014	01/01/2015
177	0	4	WellCare Value (HMO)	HMO	Renewal	0.00	0.00	08/20/2014	01/01/2015
179	0	4	WellCare Dividend (HMO)	HMO	Renewal	0.00	0.00	08/20/2014	01/01/2015
180	0	6	WellCare Dividend (HMO)	HMO	Renewal	0.00	0.00	08/20/2014	01/01/2015
181	0	6	WellCare Rx (HMO-POS)	HMOPOS	Renewal	0.00	17.90	08/20/2014	01/01/2015

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/s/ THOMAS TRAN	8/28/2014 2:13:35 PM

Contracting Official Name	Date

8735 Henderson Road
WELLCARE OF FLORIDA, INC.	TAMPA, FL 33634

Organization	Address

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ADDENDUM TO MEDICARE MANAGED CARE CONTRACT PURSUANT TO
SECTIONS 1860D-1 THROUGH 1860D-43 OF THE SOCIAL SECURITY ACT FOR
THE OPERATION OF A VOLUNTARY MEDICARE PRESCRIPTION DRUG PLAN

The Centers for Medicare & Medicaid Services (hereinafter referred to as "CMS") and WELLCARE OF FLORIDA, INC., a Medicare managed care organization (hereinafter referred to as MA-PD Sponsor) agree to amend the contract H1032 governing MA-PD Sponsor's operation of a Part C plan described in § 1851(a)(2)(A) of the Social Security Act (hereinafter referred to as "the Act") or a Medicare cost plan to include this addendum under which MA-PD Sponsor shall operate a Voluntary Medicare Prescription Drug Plan pursuant to §§1860D-1 through 1860D-43 (with the exception of §§1860D-22(a) and 1860D-31) of the Act.

This addendum is made pursuant to Subpart L of 42 CFR Part 417 (in the case of cost plan sponsors offering a Part D benefit) and Subpart K of 42 CFR Part 422 (in the case of an MA-PD Sponsor offering a Part C plan).

NOTE: For purposes of this addendum, unless otherwise noted, reference to an "MA-PD Sponsor" or "MA-PD Plan" is deemed to include a cost plan sponsor or a MA private fee-for-service contractor offering a Part D benefit.

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Article I
Voluntary Medicare Prescription Drug Benefit

A. MA-PD Sponsor agrees to operate one or more Medicare Voluntary Prescription Drug Plans as described in its application and related materials submitted to CMS for Medicare approval, including but not limited to all the attestations contained therein and all supplemental guidance, and in compliance with the provisions of this addendum, which incorporates in its entirety the Solicitation for Applications for Medicare Prescription Drug Plan 2015 Contracts, released on January 14, 2014 (hereinafter collectively referred to as "the addendum"). MA-PD Sponsor also agrees to operate in accordance with the regulations at 42 CFR Part 423 (with the exception of Subparts Q, R, and S), §§1860D-1 through 1860D-43 (with the exception of §§1860D-22(a) and 1860D-31) of the Act, and the applicable solicitation identified above, as well as all other applicable Federal statutes, regulations, and policies. This addendum is deemed to incorporate any changes that are required by statute to be implemented during the term of this contract and any regulations or policies implementing or interpreting such statutory or regulatory provisions.

B. CMS agrees to perform its obligations to MA-PD Sponsor consistent with the regulations at 42 CFR Part423 (with the exception of Subparts Q, R, and S), §§1860D-1 through 1860D-43 (with the exception of §§1860D-22(a) and 1860D-31) of the Act, and the applicable solicitation, as well as all other applicable Federal statutes, regulations, and policies.

C. CMS agrees that it will not implement, other than at the beginning of a calendar year, regulations under 42 CFR Part 423 that impose new, significant regulatory requirements on MA-PD Sponsor. This provision does not apply to new requirements mandated by statute.

D. If MA-PD Sponsor had an MA-PD Addendum with CMS for Contract Year 2014 under the contract ID number designated above, this document is considered a renewal of the existing addendum. While the terms of this document supersede the terms of the 2014 addendum, the parties' execution of this contract does not extinguish or interrupt any pending obligations or actions that may have arisen under the 2014 or prior year addendums.

E. This addendum is in no way intended to supersede or modify 42 CFR, Parts 417, 422 or 423. Failure to reference a regulatory requirement in this addendum does not affect the applicability of such requirements to MA-PD Sponsor and CMS.

Article II
Functions to be Performed by MA-PD Sponsor

A.	ENROLLMENT

1. MA-PD Sponsor agrees to enroll in its MA-PD plan only Part D-eligible beneficiaries as they are defined in 42 CFR §423.30(a) and who have elected to enroll in MA-PD Sponsor's Part C or §1876 benefit.

2. If MA-PD Sponsor is a cost plan sponsor, MA-PD Sponsor acknowledges that its §1876 plan enrollees are not required to elect enrollment in its Part D plan.

B.	PRESCRIPTION DRUG BENEFIT

1. MA-PD Sponsor agrees to provide the required prescription drug coverage as defined under 42 CFR §423.100 and, to the extent applicable, supplemental benefits as defined in 42 CFR §423.100 and in accordance with Subpart C of 42 CFR Part 423. MA-PD Sponsor also agrees to provide Part D benefits as described in MA-PD Sponsor's Part D bid(s) approved each year by CMS (and in the Attestation of Benefit Plan and Price, attached hereto).

2. MA-PD Sponsor agrees to calculate and collect beneficiary Part D premiums in accordance with 42 CFR §§423.286 and 423.293.

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3. If MA-PD Sponsor is a cost plan sponsor, it acknowledges that its Part D benefit is offered as an optional supplemental service in accordance with 42 CFR §417.440(b)(2)(ii).
4. PDP Sponsor agrees to maintain administrative and management capabilities sufficient for the organization to organize, implement, and control the financial, marketing, benefit administration, and quality assurance activities related to the delivery of Part D services as required by 42 CFR §423.505(b)(25).

5. PDP Sponsor agrees to provide applicable beneficiaries applicable discounts on applicable drugs in accordance with the requirements of 42 CFR Part 423 Subpart W.

C.	DISSEMINATION OF PLAN INFORMATION

1. MA-PD Sponsor agrees to provide the information required in 42 CFR §423.48.

2. MA-PD Sponsor acknowledges that CMS releases to the public summary reconciled Part D Payment data after the reconciliation of Part D Payments for the contract year as provided in 42 CFR §423.505(o).

3. MA-PD Sponsor agrees to disclose information related to Part D benefits to beneficiaries in the manner and the form specified by CMS under 42 CFR §§423.128 and 423 Subpart V Marketing Requirements and in the Medicare Marketing Guidelines for Medicare Advantage-Prescription Drug Plans (MA-PDs) and Prescription Drug Plans (PDPs).

4. MA-PD Sponsor certifies that all materials it submits to CMS under the File and Use Certification authority described in the Medicare Marketing Guidelines are accurate, truthful, not misleading, and consistent with CMS marketing guidelines.

D.	QUALITY ASSURANCE/UTILIZATION MANAGEMENT

1. MA-PD Sponsor agrees to operate quality assurance, drug utilization management, and medication therapy management programs, and to support electronic prescribing in accordance with Subpart D of 42 CFR Part 423.

2. MA-PD sponsor agrees to address complaints received by CMS against the Part D sponsor as required in 42 CFR §423.505(b)(22) by:

(a) Addressing and resolving complaints in the CMS complaint tracking system; and

(b) Displaying a link to the electronic complaint form on the Medicare.gov Internet Web site on the Part D plan's main Web page.

3.    PDP Sponsor agrees to maintain a Part D summary plan rating score of at least 3 stars as required by 42 CFR §423.505(b)(26).

E.	APPEALS AND GRIEVANCES

MA-PD Sponsor agrees to comply with all requirements in Subpart M of 42 CFR Part 423 governing coverage determinations, grievances and appeals, and formulary exceptions and the relevant provisions of Subpart U governing reopenings. MA-PD Sponsor acknowledges that these requirements are separate and distinct from the appeals and grievances requirements applicable to MA-PD Sponsor through the operation of its Part C or cost plan benefits.

F.	PAYMENT TO MA-PD SPONSOR

MA-PD Sponsor and CMS agree that payment paid for Part D services under the addendum will be governed by the rules in Subpart G of 42 CFR Part 423.

G.	BID SUBMISSION AND REVIEW

If MA-PD Sponsor intends to participate in the Part D program for the next program year, MA-PD Sponsor agrees to submit the next year's Part D bid, including all required information on premiums, benefits, and cost-sharing, by the applicable due date, as provided in Subpart F of 42 CFR Part 423 so that CMS and MA-PD Sponsor may conduct

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negotiations regarding the terms and conditions of the proposed bid and benefit plan renewal. MA-PD Sponsor acknowledges that failure to submit a timely bid under this section may affect the sponsor's ability to offer a Part C plan, pursuant to the provisions of 42 CFR §422.4(c).
 H. COORDINATION WITH OTHER PRESCRIPTION DRUG COVERAGE

1. MA-PD Sponsor agrees to comply with the coordination requirements with State Pharmacy Assistance Programs (SPAPs) and plans that provide other prescription drug coverage as described in Subpart J of 42 CFR Part 423.

2. MA-PD Sponsor agrees to comply with Medicare Secondary Payer procedures as stated in 42 CFR §423.462.

I.	SERVICE AREA AND PHARMACY ACCESS

1. MA-PD Sponsor agrees to provide Part D benefits in the service area for which it has been approved by CMS to offer Part C or cost plan benefits utilizing a pharmacy network and formulary approved by CMS that meet the requirements of 42 CFR §423.120.

2. MA-PD Sponsor agrees to provide Part D benefits through out-of-network pharmacies according to 42 CFR §423.124.

3. MA-PD Sponsor agrees to provide benefits by means of point-of-service systems to adjudicate prescription drug claims in a timely and efficient manner in compliance with CMS standards, except when necessary to provide access in underserved areas, I/T/U pharmacies (as defined in 42 CFR §423.100), and long-term care pharmacies (as defined in 42 CFR §423.100) according to 42 CFR §423.505(b)(17).

4. MA-PD Sponsor agrees to contract with any pharmacy that meets MA-PD Sponsor's reasonable and relevant standard terms and conditions according to 42 CFR §423.505(b)(18).

5. MA-PD Sponsor agrees to contract with any pharmacy that meets MA-PD Sponsor's reasonable and relevant standard terms and conditions. If MA-PD Sponsor has demonstrated that it historically fills 98% or more of its enrollees' prescriptions at pharmacies owned and operated by MA-PD Sponsor (or presents compelling circumstances that prevent the sponsor from meeting the 98% standard or demonstrates that its Part D plan design will enable the sponsor to meet the 98% standard during the contract year), this provision does not apply to MA-PD Sponsor's plan. 42 CFR§423.120(a)(7)(i)

6. The provisions of 42 CFR §423.120(a) concerning the retail pharmacy access standard do not apply to MA-PD Sponsor if the Sponsor has demonstrated to CMS that it historically fills more than 50% of its enrollees' prescriptions at pharmacies owned and operated by MA-PD Sponsor. MA-PD Sponsors excused from meeting the standard are required to demonstrate retail pharmacy access that meets the requirements of 42 CFR §422.112 for a Part C contractor and 42 CFR §417.416(e) for a cost plan contractor. 42 CFR§423.120(a)(7)(i)

J.	EFFECTIVE COMPLIANCE PROGRAM/PROGRAM INTEGRITY

MA-PD Sponsor agrees that it will develop and implement an effective compliance program that applies to its Part D-related operations, consistent with 42 CFR §423.504(b)(4)(vi).

K.	LOW-INCOME SUBSIDY

MA-PD Sponsor agrees that it will participate in the administration of subsidies for low-income subsidy eligible individuals according to Subpart P of 42 CFR Part 423.

L.	BENEFICIARY FINANCIAL PROTECTIONS

MA-PD Sponsor agrees to afford its enrollees protection from liability for payment of fees that are the obligation of MA-PD Sponsor in accordance with 42 CFR §423.505(g).

M.	RELATIONSHIP WITH FIRST TIER, DOWNSTREAM, AND RELATED ENTITIES

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 1. MA-PD Sponsor agrees that it maintains ultimate responsibility for adhering to and otherwise fully complying with all terms and conditions of this addendum.

2. MA-PD Sponsor shall ensure that any contracts or agreements with first tier, downstream, and related entities performing functions on MA-PD Sponsor's behalf related to the operation of the Part D benefit are in compliance with 42 CFR §423.505(i).

N.	CERTIFICATION OF DATA THAT DETERMINE PAYMENT

MA-PD Sponsor must provide certifications in accordance with 42 CFR §423.505(k).

O.	MA-PD SPONSOR REIMBURSEMENT TO PHARMACIES

1. If MA-PD Sponsor uses a standard for reimbursement of pharmacies based on the cost of a drug, MA-PD Sponsor will update such standard not less frequently than once every 7 days, beginning with an initial update on January 1 of each year, to accurately reflect the market price of the drug.

2. MA-PD Sponsor will issue, mail, or otherwise transmit payment with respect to all claims submitted by pharmacies (other than pharmacies that dispense drugs by mail order only, or are located in, or contract with, a long-term care facility) within 14 days of receipt of an electronically submitted claim or within 30 days of receipt of a claim submitted otherwise.

3. MA-PD Sponsor must ensure that a pharmacy located in, or having a contract with, a long-term care facility will have not less than 30 days (but not more than 90 days) to submit claims to MA-PD Sponsor for reimbursement.

Article III
Record Retention and Reporting Requirements

A.	RECORD MAINTENANCE AND ACCESS

MA-PD Sponsor agrees to maintain records and provide access in accordance with 42 CFR §§ 423.505 (b)(10) and 423.505(i)(2).

B.	GENERAL REPORTING REQUIREMENTS

MA-PD Sponsor agrees to submit information to CMS according to 42 CFR §§423.505(f) and 423.514, and the "Final Medicare Part D Reporting Requirements," a document issued by CMS and subject to modification each program year.

C.	CMS LICENSE FOR USE OF PLAN FORMULARY

MA-PD Sponsor agrees to submit to CMS each plan's formulary information, including any changes to its formularies, and hereby grants to the Government, and any person or entity who might receive the formulary from the Government, a non-exclusive license to use all or any portion of the formulary for any purpose related to the administration of the Part D program, including without limitation publicly distributing, displaying, publishing or reconfiguration of the information in any medium, including www.medicare.gov, and by any electronic, print or other means of distribution.

Article IV
HIPAA Provisions

A. MA-PD Sponsor agrees to comply with the confidentiality and enrollee record accuracy requirements specified in 42 CFR §423.136.

B. MA-PD Sponsor agrees to enter into a business associate agreement with the entity with which CMS has contracted to track Medicare beneficiaries' true out-of-pocket costs.

Article V
Addendum Term and Renewal

A.	TERM OF ADDENDUM

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This addendum is effective from the date of CMS' authorized representative's signature through December 31, 2015. This addendum shall be renewable for successive one-year periods thereafter according to 42 CFR §423.506.

B. QUALIFICATION TO RENEW ADDENDUM

 1. In accordance with 42 CFR §423.507, MA-PD Sponsor will be determined qualified to renew this addendum annually only if—

(a) MA-PD Sponsor has not provided CMS with a notice of intention not to renew in accordance with Article VII of this addendum, and

(b) CMS has not provided MA-PD Sponsor with a notice of intention not to renew.

2. Although MA-PD Sponsor may be determined qualified to renew its addendum under this Article, if MA-PD Sponsor and CMS cannot reach agreement on the Part D bid under Subpart F of 42 CFR Part 423, no renewal takes place, and the failure to reach agreement is not subject to the appeals provisions in Subpart N of 42 CFR Parts 422 or 423. (Refer to Article X for consequences of non-renewal on the Part C contract and the ability to enter into a Part C contract.)

Article VI
Nonrenewal of Addendum

A.	NONRENEWAL BY MA-PD SPONSOR

1. MA-PD Sponsor may non-renew this addendum in accordance with 42 CFR 423.507(a).

2. If MA-PD Sponsor non-renews this addendum under this Article, CMS cannot enter into a Part D addendum with the organization or with an organization whose covered persons, as defined in 42 CFR §423.507(a)(4), also served as covered persons for the nonrenewing sponsor for 2 years unless there are special circumstances that warrant special consideration, as determined by CMS.

B. NONRENEWAL BY CMS

CMS may non-renew this addendum under the rules of 42 CFR 423.507(b). (Refer to Article X for consequences of non-renewal on the Part C contract and the ability to enter into a Part C contract.)

Article VII
Modification or Termination of Addendum by Mutual Consent

This addendum may be modified or terminated at any time by written mutual consent in accordance with 42 CFR 423.508. (Refer to Article X for consequences of non-renewal on the Part C contract and the ability to enter into a Part C contract.)
 Article VIII
Termination of Addendum by CMS

CMS may terminate this addendum in accordance with 42 CFR 423.509. (Refer to Article X for consequences of non-renewal on the Part C contract and the ability to enter into a Part C contract.)

Article IX
Termination of Addendum by MA-PD Sponsor

A. MA-PD Sponsor may terminate this addendum only in accordance with 42 CFR 423.510.

B. CMS will not enter into a Part D addendum with an MA-PD Sponsor that has terminated its addendum or with an organization whose covered persons, as defined in 42 CFR §423.508(f), also served as covered persons for the

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terminating sponsor within the preceding 2 years unless there are circumstances that warrant special consideration, as determined by CMS.
 C. If the addendum is terminated under section A of this Article, MA-PD Sponsor must ensure the timely transfer of any data or files. (Refer to Article X for consequences of non-renewal on the Part C contract and the ability to enter into a Part C contract.)

 Article X
Relationship between Addendum and Part C Contract or 1876 Cost Contract

A. MA-PD Sponsor acknowledges that, if it is a Medicare Part C contractor, the termination or nonrenewal of this addendum by either party may require CMS to terminate or non-renew the Sponsor's Part C contract in the event that such non-renewal or termination prevents MA-PD Sponsor from meeting the requirements of 42 CFR §422.4(c), in which case the Sponsor must provide the notices specified in this contract, as well as the notices specified under Subpart K of 42 CFR Part 422. MA-PD Sponsor also acknowledges that Article IX.B. of this addendum may prevent the sponsor from entering into a Part C contract for two years following an addendum termination or non-renewal where such non-renewal or termination prevents MA-PD Sponsor from meeting the requirements of 42 CFR §422.4(c).

B. The termination of this addendum by either party shall not, by itself, relieve the parties from their obligations under the Part C or cost plan contracts to which this document is an addendum.

C. In the event that MA-PD Sponsor's Part C or cost plan contract (as applicable) is terminated or nonrenewed by either party, the provisions of this addendum shall also terminate. In such an event, MA-PD Sponsor and CMS shall provide notice to enrollees and the public as described in this contract as well as 42 CFR Part 422, Subpart K or 42 CFR Part 417, Subpart K, as applicable.

Article XI
Intermediate Sanctions

Consistent with Subpart O of 42 CFR Part 423, MA-PD Sponsor shall be subject to sanctions and civil money penalties.

Article XII
Severability

Severability of the addendum shall be in accordance with 42 CFR §423.504(e).

Article XIII
Miscellaneous

A. DEFINITIONS

Terms not otherwise defined in this addendum shall have the meaning given such terms at 42 CFR Part 423 or, as applicable, 42 CFR Part 422 or Part 417.

B. ALTERATION TO ORIGINAL ADDENDUM TERMS

MA-PD Sponsor agrees that it has not altered in any way the terms of the MA-PD addendum presented for signature by CMS. MA-PD Sponsor agrees that any alterations to the original text MA-PD Sponsor may make to this addendum shall not be binding on the parties.

C. ADDITIONAL CONTRACT TERMS

MA-PD Sponsor agrees to include in this addendum other terms and conditions in accordance with 42 CFR §423.505(j).
 D. CMS APPROVAL TO BEGIN MARKETING AND ENROLLMENT ACTIVITIES

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MA-PD Sponsor agrees that it must complete CMS operational requirements related to its Part D benefit prior to receiving CMS approval to begin MA-PD plan marketing activities relating to its Part D benefit. Such activities include, but are not limited to, establishing and successfully testing connectivity with CMS systems to process enrollment applications (or contracting with an entity qualified to perform such functions on MA-PD Sponsor's behalf) and successfully demonstrating the capability to submit accurate and timely price comparison data. To establish and successfully test connectivity, MA-PD Sponsor must, 1) establish and test physical connectivity to the CMS data center, 2) acquire user identifications and passwords, 3) receive, store, and maintain data necessary to perform enrollments and send and receive transactions to and from CMS, and 4) check and receive transaction status information.

E. Pursuant to §13112 of the American Recovery and Reinvestment Act of 2009 (ARRA), MA-PD Sponsor agrees that as it implements, acquires, or upgrades its health information technology systems, it shall utilize, where available, health information technology systems and products that meet standards and implementation specifications adopted under § 3004 of the Public Health Service Act, as amended by §13101 of the ARRA.

F. MA-PD sponsor agrees to maintain a fiscally sound operation by at least maintaining a positive net worth (total assets exceed total liabilities) as required in 42 CFR §423.505(b)(23).

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In witness whereof, the parties hereby execute this contract.

This document has been electronically signed by:

FOR THE MA ORGANIZATION

/s/ THOMAS TRAN

Contracting Official Name

8/28/2014 2:13:35 PM

Date

8735 Henderson Road
WELLCARE OF FLORIDA, INC.	TAMPA, FL 33634

Organization	Address

FOR THE CENTERS FOR MEDICARE & MEDICAID SERVICES

/s/ Amy K. Larrick	9/11/2014 1:10:21 PM

Amy K. Larrick	Date
Acting Director
Medicare Drug Benefit
and C & D Data Group,
Center for Medicare

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DATA USE ATTESTATION

The sponsor shall restrict its use and disclosure of Medicare data obtained from CMS information systems (listed in Attachment A) to those purposes directly related to the administration of the Medicare managed care and/or outpatient prescription drug benefits for which it has contracted with the Centers for Medicare & Medicaid Services (CMS) to administer. The sponsor shall only maintain data obtained from CMS information systems that are needed to administer the Medicare managed care and/or outpatient prescription drug benefits that it has contracted with CMS to administer. The sponsor (or its subcontractors or other related entities) may not re-use or provide other entities access to the CMS information system, or data obtained from the system, to support any line of business other than the Medicare managed care and/or outpatient prescription drug benefit for which the sponsor contracted with CMS.

The sponsor further attests that it shall limit the use of information it obtains from its Medicare plan members to those purposes directly related to the administration of such plan. The sponsor acknowledges two exceptions to this limitation. First, the sponsor may provide its Medicare members information about non-health related services after obtaining consent from the members. Second, the sponsor may provide information about health-related services without obtaining prior member consent, as long as the sponsor affords the member an opportunity to elect not to receive such information.

CMS may terminate the sponsor's access to the CMS data systems immediately upon determining that the sponsor has used its access to a data system, data obtained from such systems, or data supplied by its Medicare members beyond the scope for which CMS has authorized under this agreement. A termination of this data use agreement may result in CMS terminating the sponsor's Medicare contract(s) on the basis that it is no longer qualified as a Medicare sponsor. This agreement shall remain in effect as long as the sponsor remains a Medicare managed care organization and/or outpatient prescription drug benefit sponsor. This agreement excludes any public use files or other publicly available reports or files that CMS makes available to the general public on our website.

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Attachment A

The following list contains a representative (but not comprehensive) list of CMS information systems to which the Data Use Attestation applies. CMS will update the list periodically as necessary to reflect changes in the agency's information systems

Automated Plan Payment System (APPS)
Common Medicare Environment (CME)
Common Working File (CWF)
Coordination of Benefits Contractor (COBC)
Drug Data Processing System (DDPS)
Electronic Correspondence Referral System (ECRS)
Enrollment Database (EDB)
Financial Accounting and Control System (FACS)
Front End Risk Adjustment System (FERAS)
Health Plan Management System (HPMS), including Complaints Tracking and all other modules
HI Master Record (HIMR)
Individuals Authorized Access to CMS Computer Services (IACS)
Integrated User Interface (IUI)
Medicare Advantage Prescription Drug System (MARx)
Medicare Appeals System (MAS)
Medicare Beneficiary Database (MBD)
Payment Reconciliation System (PRS)
Premium Withholding System (PWS)
Prescription Drug Event Front End System (PDFS)
Retiree Drug System (RDS)
Risk Adjustments Processing Systems (RAPS)

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This document has been electronically signed by:

/s/ THOMAS TRAN

Contracting Official Name

8/28/2014 2:13:35 PM

Date

WELLCARE OF FLORIDA, INC.

Organization

8735 Henderson Road
TAMPA, FL 33634

Address

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SIGNATURE ATTESTATION

Contract ID: H1032
Contract Name: WELLCARE OF FLORIDA, INC

I understand that by signing and dating this form, I am acknowledging that I am an authorized representative of the above named organization and that I am the contracting official associated with the user ID used to log on to the Health Plan Management System (HPMS) to sign the 2015 Medicare contracting documents. I also acknowledge that in accordance with the HPMS Rule of Behavior, sharing user IDs is strictly prohibited.

This document has been electronically signed by:

/s/ THOMAS TRAN

Contracting Official Name

8/28/2014 2:13:35 PM

Date

WELLCARE OF FLORIDA, INC.

Organization

8735 Henderson Road
TAMPA, FL 33634

Address

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